SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2021

DAKOTA TERRITORY RESOURCE CORP

(Exact Name of Registrant as Specified in its Charter)

Nevada	Commission File Number	98-0201259
(State or other jurisdiction of incorporation or organization)	000-50191	(I.R.S. Employer Identification Number)

141 Glendale Dr.
Lead, South Dakota 57754
(Address of Principal Executive Offices and Zip Code)

(605) 717-2450
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In May 2020, as previously disclosed and filed with the Securities and Exchange Commission (“SEC”) in a Form 8-K dated May 27, 2020, Dakota Territory Resource Corp. (“Company”) entered into an agreement with JR Resources Corp. (“JR”) whereby JR loaned the Company an aggregate of $1,450,000 and the Company granted JR the right to purchase up to 142,566,667 shares of common stock (“Shares”) at $0.15 per share in one or more closings on or prior to October 15, 2020 (“Agreement”). On October 15, 2020, the Company and JR effected the first closing under this Agreement whereby JR purchased 69,666,667 shares of Company common stock for aggregate consideration of $10,450,000, $9,000,000 in cash and $1,450,000 upon conversion of the principal amount of the May 2020 promissory note. Additionally, the Company and JR amended the Agreement on October 15, 2020 to extend the balance of the May 2020 purchase right until February 15, 2021. Subsequently, the Company and JR entered into a second amending agreement on February 15, 2020 whereby it was agreed to extend the balance of the May 2020 purchase right until March 17, 2021.

On March 12, 2021 (“Final Closing Date”), the Company and JR effected the second and final closing under this Agreement, as amended, whereby JR purchased 72,900,000 shares of Company common stock for aggregate consideration of $10,935,000, $10,635,000 in cash and $300,000 upon conversion of the principal amount of a promissory note issued in January 2021 (“Final Closing”). The Company will utilize the proceeds of the Final Closing to fund the execution of business and exploration strategies, for working capital and for other corporate purposes.

The Final Closing resulted in a change of control (“Change of Control Closing”). Jonathan Awde was appointed chief executive officer and Gerald Aberle resigned as chief executive officer and was appointed chief operating officer. As a result of the Change of Control Closing, the Company board shall consist of members recommended by JR, the JR designees, and certain current Company directors, as Company designees, it being understood that the number of Company directors shall initially not exceed five, and that the number of JR designees at any given time shall be one more than the number of Company designees. Robert Quartermain will be appointed to the Company board concurrently with Richard Bachman’s resignation from the Company board, effective 10 days after a Schedule 14f-1 has been mailed to the Company’s shareholders (the “Appointment Date”). Additionally, on the Appointment Date Mr. Awde will be appointed to the Company board of directors to fill an existing vacancy. As a result, on the Appointment Date the Company’s board will be comprised of Mr. Aberle, Stephen T. O’Rourke, Dr. Quartermain, Mr. Awde and Alex Morrison (Messrs. Aberle and O’Rourke being Company designees and Messrs. Awde and Morrison and Dr. Quartermain being JR designees). In the event of any vacancy in the office of any JR designee, a majority of the remaining JR designees shall have the right to designate a replacement, and in the event of any vacancy in the office of any Company designee, a majority of the remaining Company designees shall have the right to designate a replacement, in each case to fill such vacancy, and in the event of a vacancy resulting from an increase in the number of directors, the majority of each of the JR designees and Company designees shall agree upon such candidate and then have the right to fill such vacancy with this candidate, as well as any subsequent vacancy resulting from this appointed directorship.

Commencing on October 15, 2020 and ending on the earlier of (i) 18 months therefrom and (ii) the uplisting of the Company common stock (or the common stock of a successor-in-interest to the Company) to the NYSE or the Nasdaq Stock Market, JR has agreed to the following corporate governance provisions, among others:

•to not vote its Shares to remove any Company designee without the consent of a majority of the Company designees or approve a material amendment to the articles of incorporation or the amended bylaws unless approved and recommended by a majority of the Company Designees;

•JR shall vote its Shares for the election of Company designees;

•any transaction between JR or any of its affiliates, on the one hand, and the Company, on the other hand (including, without limitation, the issuance of Company capital stock or derivative securities to JR or any of its affiliates and entering into certain business combinations by and between JR, the Company and any of their respective affiliates), shall be subject to approval by the Company designees and the JR designees shall recuse themselves from voting on the approval of such transactions; and

•not to engage in proxy solicitations or certain communications (other than in connection with a sale of the Company to a third party), or acquire additional shares of Company common stock or assets of the Company, in each case without the approval of the Company designees.

On the Appointment Date, the amended bylaws dated March 12, 2021 will become effective (“Amended Bylaws”) and will incorporate the above described voting and other agreements between JR, the JR designees and the Company designees. This description is qualified in its entirety by the full text of the Amended Bylaws attached hereto as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 is hereby incorporated herein by reference. The 72,900,000 shares of Company common stock were issued and sold in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended. No commissions were paid in connection herewith.

Item 5.01 Changes in Control of Registrant.

The information in Item 1.01 is hereby incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information in Item 1.01 is hereby incorporated herein by reference. On the Appointment Date, Mr. Awde and Dr. Quartermain shall be appointed directors and Mr. Bachman shall resign as a director.

The biography of Mr. Awde, our new chief executive officer, is set forth below:

Mr. Awde is a co-founder, director and past chief executive and president of Gold Standard Ventures Corp. As CEO/president, from July, 2010 through December, 2020, Mr. Awde oversaw all corporate development, asset acquisition, joint ventures, capital raising and the procurement of capital for the development of Gold Standard Ventures Corp.’s assets. Mr. Awde spent the last 15 years raising financing for various junior resource companies, focusing on institutional accounts, high net worth and family offices, and has raised over $600 million for public and private companies in the natural resources sector during this period.

The biography of Dr. Quartermain is set forth below:

Robert Quartermain, P Geo, DSc has 45 years experience in the resource industry. Dr. Quartermain is a precious metals entrepreneur and was most recently executive chairman of Pretium Resources Inc. which he founded in October, 2010. Prior to Pretium, Dr. Quartermain was the president and chief executive officer of Silver Standard Resources Inc. (now SSR Mining Inc.) for 25 years starting in 1985. In addition to his focus on gold development opportunities, Dr. Quartermain has a number of wildlife and social justice philanthropic interests.

On the Final Closing Date, the Company entered into at-will employment arrangements with Messrs. Awde and Aberle whereby each is paid an annual salary of $285,000 and $260,000, respectively

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information in Item 1.01 is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit Index:

Exhibit Number	Description
10.1	Amended Bylaws
10.2	Amending Agreement dated March 12, 2021
99.1	Press Release dated March 15, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA TERRITORY RESOURCE CORP

Date:	March 15, 2021
By:	/s/ Gerald M. Aberle
Gerald M. Aberle,
PRESIDENT AND CHIEF EXECUTIVE OFFICER